Exhibit 10.3

EMPLOYMENT SERVICES AGREEMENT

This Employment Services Agreement (the “Agreement”) is entered into as of the  17 day of April , 2014, by and between Panacea Global, Inc., a Nevada corporation, with a business address of 330 High Way #7 East, Suite #502, Richmond hill, Ontario, L4B3P8, Canada. (the “Company”), and Mahmood Moshiri, an individual residing at 47 Brillinger Street, Richmond hill, Ontario, L4C8Y5, Canada (“Executive”).

INTRODUCTION

WHEREAS, the Company desires to employ the Executive under the title and capacity set forth on Schedule A hereto and the Executive desires to be employed by the Company in such capacity, subject to the terms of this Agreement;

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual promises herein below set forth, the parties hereby agree as follows:

1.

Employment Period.  The term of the Executive’s employment by the Company pursuant to this Agreement (the “Employment Period”) shall commence upon the date hereof (the “Effective Date”) and shall continue for that period of calendar months from the Effective Date set forth on Schedule A hereto.  Thereafter, the Employment Period shall automatically renew for successive periods of one (1) year each, unless either party shall have given to the other at least one hundred and eighty (180) days’ prior written notice of their intention not to renew the Executive’s employment prior to the end of the Employment Period or then applicable renewal term, as the case may be.

2.

Employment; Duties.

(a)

General.

Subject to the terms and conditions set forth herein, the Company shall employ the Executive to act for the Company during the Employment Period in the capacity set forth on Schedule A hereto, and the Executive hereby accepts such employment.  The duties and responsibilities of the Executive shall include such duties and responsibilities appropriate to such office as the Company’s Board of Directors (the “Board”) may from time to time reasonably assign to the Executive, as initially specified on Schedule A attached hereto, with such authority and responsibilities, including Company-wide executive, administrative and finance functions as are normally associated with and appropriate for such position.

(b)

Place of Employment.

  The Executive’s services shall be performed at the Company’s offices located in Canada, USA, or any other Countries, any other locus where the Company now or hereafter has a business facility and at any other location where Executive’s presence is necessary to perform his duties.  The parties acknowledge, however, that the Executive may be required to travel in connection with the performance of his duties hereunder.

1.

Base Salary.  The Executive shall be entitled to receive a salary from the Company during the Employment Period at a rate per year indicated on Schedule A hereto (the “Base Salary”).  Once the Board has established the Base Salary, such Base Salary may be increased on each anniversary of the Effective Date, at the Board’s sole discretion.  The parties expressly agree that what the Executive receives now or in the future, in addition to the regular Base Salary, whether this be in the form of benefits or regular or occasional aid/assistance, such as recreation, club memberships, meals, education for his family, vehicle, lodging or clothing, occasional bonuses or anything else he receives, during the Employment Period and any renewals thereof, in cash or in kind, shall not be deemed as salary.  Bonus.  (a) The Company may pay the Executive an annual bonus (the “Annual Bonus”), at such time and in such amount as may be determined by the Board in its sole discretion.  The Board may or may not determine that all or any portion of the Annual Bonus shall be earned upon the achievement of operational, financial or other milestones (“Milestones”) established by the Board in consultation with the Executive and that all or any portion of any Annual Bonus shall be paid in cash, securities or other property.

(b) The Executive shall be eligible to participate in any other bonus or incentive program established by the Company for executives of the Company.

2.

Other Benefits

()

Stock Option Grant.

The Executive shall be entitled to receive those stock options under the Company’s 2014 Equity Incentive Plan as specified in Schedule A hereto.  Any additional option grants to the Executive shall be at the option of the Board.

(b)

Insurance and Other Benefits.  During the Employment Period, the Executive and the Executive’s dependents shall be entitled to participate in the Company’s insurance programs and any ERISA benefit plans, as the same may be adopted and/or amended from time to time (the “Benefits”).

(c)

Vacation.  During the Employment Period, the Executive shall be entitled to an annual vacation of at least that number of working days set forth on Schedule A hereto.

(d)

Expense Reimbursement.  The Company shall reimburse the Executive for all reasonable business, promotional, travel and entertainment expenses incurred or paid by the Executive during the Employment Period in the performance of Executive’s services under this Agreement, provided that the Executive furnishes to the Company appropriate documentation required by the Internal Revenue Code in a timely fashion in connection with such expenses and shall furnish such other documentation and accounting as the Company may from time to time reasonably request.

3.

Termination; Compensation Due.   The Executive's employment hereunder may terminate, and the Executive’s right to compensation for periods after the date the Executive’s employment with the Company terminates shall be determined. (a)  Voluntary Resignation; Termination without Cause.

(i) Voluntary Resignation.

The Executive may terminate his employment at any time upon thirty (30) days prior written notice to the Company.

 (c)

Disability.  The Company shall have the right, but shall not be obligated to terminate the Executive's employment hereunder in the event the Executive becomes disabled such that he is unable to discharge his duties to the Company for a period of ninety (90) consecutive days or one hundred twenty (120) days in any one hundred eighty (180) consecutive day period, provided longer periods are not required under applicable local labor regulations (a "Permanent Disability").  In the event of a termination of employment due to a Permanent Disability, the Company shall be obligated to continue to make payments to the Executive in an amount equal to the then applicable Base Salary for the Severance Period (as defined below) after the Executive’s employment with the Company is terminated due to a Permanent Disability.  A determination of a Permanent Disability shall be made by a physician satisfactory to both the Executive and the Company; provided, however, that if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and those two physicians together shall select a third physician, whose determination as to a Permanent Disability shall be binding on all parties.

(d)

Death.  The Executive's employment hereunder shall terminate upon the death of the Executive.  The Company shall have no obligation to make payments to the Executive in accordance with the provisions of Sections  or  above, or, except as otherwise required by law or the terms of any applicable benefit plan, to provide the benefits described in Section 5 above, for periods after the date of the Executive's death except for then applicable Base Salary earned and accrued through the date of death, payable to the Executive or his successor.

(e)

Termination for Good Reason.  The Executive may terminate this Agreement at any time for Good Reason.  In the event of termination under this Section (e), the Company shall pay to the Executive severance in an amount equal to the then applicable Base Salary for a period equal to the number of months set forth on Schedule A hereto (the “Severance Period.

4.

 (f)    Notice of Termination.    Any termination of employment by the Company or the Executive shall be communicated by a written ‘‘Notice of Termination’’ to the other party hereto given in accordance with Section  of this Agreement.

5.

Confidentiality Covenants.

(a)

The Executive agrees as follows: (1) only to use the Confidential Information to provide services to the Company and its Affiliates; (2) only to communicate the Confidential Information to fellow employees, agents and representatives on a need-to-know basis.

6.

Governing Law/Jurisdiction.  This Agreement and any disputes or controversies arising hereunder shall be construed and enforced in accordance with and governed by the internal laws of the Ontario without regard to the conflicts of laws principles thereof.

7.

Public Company Obligations.  Executive acknowledges that the Company is a public company whose Common Stock has been registered under the US Securities Act of 1933, as amended (the “Securities Act”), and registered under the Exchange Act, and that this Agreement may be subject to the public filing requirements of the Exchange Act.

8.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes and cancels (i) any and all previous agreements, written and oral, regarding the subject matter hereof between the parties.

9.

Notices.  All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been given when delivered to the party to whom addressed or when sent by telecopy (if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) to the parties, their successors in interest, or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

(a)

to the Company at:

 330 High Way #7 East, Suite #502,

Richmond hill, Ontario, L4B 3P8, Canada.

Phone:905-881-1049

Fax: 905-881-2241

Attn: Binnay Sethi

with a copy to:

Szaferman, Lakind, Blumstein & Blader, P.C.

101 Grovers Mill Road, Second Floor

Lawrenceville, New Jersey 08648

Attn: Gregg E. Jaclin

Fax: (609) 275-4511

(b)

to the Executive at:

Address listed on Schedule A attached hereto.

           47 Brillinger Street, Richmond Hill , ON, Canada, L4B 3P8

           Tel: +416-450-6414      moshiri@panaceaglobalinc.com

10.

Headings.  Headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

11.

Opportunity to Seek Advice.  The Executive acknowledges and confirms that he has had the opportunity to seek such legal, financial and other advice and representation as he has deemed appropriate in connection with this Agreement, that the Executive is fully aware of its legal effect, and that Executive has entered into it freely based on the Executive’s judgment and not on any representations or promises other than those contained in this Agreement.

12.

Withholding and Payroll Practices.  All salary, severance payments, bonuses or benefits payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law and shall be paid in the ordinary course pursuant to the Company’s then existing payroll practices.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[The next page is the signature page]

 EXECUTIVE:

    /s/ Mahmood Moshiri

Name: Mahmood Moshiri

[COMPANY]

By: /s/ Binnay Sethi

Name: Binnay Sethi

Title: Vice-President, Director,

Schedule A

1.

Employment Period: 120 calendar months.

2.

Employment

a.

Title: President, CEO, CFO, COO

b.

Executive Duties: President, CEO, COO , CFO

3.

Base Salary:  $240,000 per year.

4.

Initial Stock Option Grant: Five Hundred Thousands Options  Per Year

5.

Vacation:  (8) weeks per Year.

6.

Severance Period: Ten Years

7.

Executive Contact Information:

47 Brillinger Street, Richmond Hill , ON, Canada, L4C 8Y5

Phone: +416-450-6414

            moshiri@panaceaglobalinc.com

April 17, 2014

/s/ Mahmood Moshiri

/s/ Binnay Sethi